                                        Exhibit 99.1
News Release
Myriad Genetics Announces Select Preliminary Fourth Quarter and Full Year 2024 Financial Results and Introduces Full Year 2025 Financial Guidance

SALT LAKE CITY, January 15, 2025 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced select unaudited preliminary results for the fourth quarter and full year ended December 31, 2024, and provided full year 2025 financial guidance.

Select Preliminary Fourth Quarter and Full Year 2024 Financial Results
The company expects the following:

•Fourth quarter of 2024 total revenues to be between $209 million and $211 million, an increase of approximately 6% to 7% compared to fourth quarter of 2023. Full year 2024 total revenues to be between $836 million to $838 million, an increase of approximately 11% compared to full year 2023.

•Fourth quarter of 2024 GAAP diluted loss per share to be between $(0.72) and $(0.62) and adjusted diluted earnings per share (EPS) to be between $0.03 and $0.04. Full year 2024 GAAP loss per share to be between $(1.66) and $(1.56) and adjusted EPS to be between $0.14 and $0.15.

•Fourth quarter of 2024 GAAP net loss to be between $(65.7) million and $(56.8) million and adjusted EBTIDA to be between $10 million and $11 million. Full year 2024 GAAP loss to be between $(151) million and $(142) million and adjusted EBTIDA to be between $40 million and $41 million.

•As of December 31, 2024, cash and cash equivalents were approximately $102 million, an increase of $2 million from the end of third quarter of 2024.

These preliminary results will be included in a presentation that will be made available through a live webcast in the investor relations section of the Myriad Genetics website at investor.myriad.com on Wednesday, January 15, 2025 at 3:45 p.m. PT (6:45 p.m. ET) in connection with the company’s presentation at the 43rd Annual J.P. Morgan Healthcare Conference. An archived edition of the presentation will be available later that day. Myriad

Genetics plans to release its actual financial results for the fourth quarter and full year 2024 during its earnings call to be held in February 2025.

The select financial results for the quarter and full year ended December 31, 2024 set forth in this press release are preliminary and subject to Myriad Genetics’ normal quarter and year-end accounting procedures and external audit by the company’s independent registered public accounting firm. As a result, these select preliminary, unaudited financial results may change in connection with the finalization of the company’s year-end closing and reporting processes and financial statements for the quarter and full year ended December 31, 2024 and may not represent the actual financial results for the quarter and full year ended December 31, 2024. In addition, these select preliminary unaudited results are not a comprehensive statement of the company’s financial results for the year ended December 31, 2024, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company's results for any future period.

2025 Full Year Financial Guidance
Myriad Genetics does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, real estate optimization and transformation initiatives, certain litigation charges and loss contingencies, costs related to acquisitions/divestitures and the related amortization, impairment and related charges, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and its impact on GAAP performance could vary materially.

The company introduces the full year 2025 financial guidance in the table below*.

(in millions, except per share amounts)	FY 2025 Guidance	FY 2025 Comments
Revenue	$840 - $860
Reflects an increase of approximately 0% and 3% compared to preliminary 2024 revenue and an increase of approximately 8% and 11% compared to preliminary 2024 revenue excluding approximately $45 million of 2024 GeneSight revenue associated with UnitedHealthcare (UNH) commercial and select managed Medicaid plans, approximately $10 million of 2024 revenue from UNH due to a change in estimated revenue related to prior years, and approximately $6 million of 2024 EndoPredict revenue outside the United States associated with the divestiture of the EndoPredict business on August 1, 2024.

Gross margin %	69.5% - 70.5%
Adjusted OPEX	$575 - $595
Adjusted EBITDA**	$25 - $35
Adjusted EPS***	$0.07 - $0.11
*		Assumes currency rates as of January 15, 2025.
**
Adjusted EBITDA is defined as Net Income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from real estate optimization initiatives, transformation initiatives, legal settlements, and divestitures and acquisitions.

***		Full-year 2025 adjusted EPS is based on a 94 million share count.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company’s fourth quarter and full year 2024 preliminary revenue, loss per share and adjusted EPS and the other preliminary financial items included in the reconciliations below as well as the cash and cash equivalents as of December 31, 2024, the company’s full year 2025 financial guidance, and the company's plan to release actual financial results for the fourth quarter and full year 2024 in February 2025. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to changes in the company's financial results from the preliminary results reported in this press release resulting from the finalization of the company's financial statements for the fourth quarter and full year 2024 and the audit thereof; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests, including with respect to UNH's coverage decisions effective as of first quarter 2025; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities and the transition of such facilities to the company's new laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial operating covenants under the company’s credit or lending agreements; the risk that the company may not be able maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 28, 2024 as updated in the company's Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2024 and November 8, 2024 as well as any further updates to those risk factors filed from time to time in the company’s future filings with the SEC. Myriad Genetics is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Statement regarding use of non-GAAP financial measures
In this press release, the company’s preliminary financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the preliminary GAAP financial results to preliminary non-GAAP financial results is included in the schedules below and a description of the adjustments made to the preliminary GAAP financial measures is included at the end of the schedules.

The company encourages investors to carefully consider its preliminary results under GAAP, as well as its supplemental preliminary non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company does not forecast GAAP operating expenses, net income (loss) or earnings per share because it cannot predict certain elements that are included in reported GAAP results. Please see above under “2025 Full Year Financial Guidance” for a full explanation.

As set forth above, the company’s financial results for the quarter and full year ended December 31, 2024 set forth in this press release are preliminary and subject to Myriad Genetics’ normal quarter and year-end accounting procedures and external audit by the company’s independent registered public accounting firm and therefore subject to change.

Reconciliation of Preliminary GAAP to Preliminary Non-GAAP Financial Measures
for the Three and Twelve Months Ended December 31, 2024

	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
	Low(1)	High(2)	Low(1)	High(2)
Adjusted Net Income (Loss) (3)
Net Loss	$(65.7)	$(56.8)	$(150.5)	$(141.6)
Acquisition - amortization of intangible assets	10.0	10.0	41.5	41.5
Goodwill and long-lived asset impairment charges	45.0	41.0	58.8	54.8
Equity compensation	10.9	10.9	49.8	49.8
Real estate optimization	1.7	1.7	7.2	7.2
Transformation initiatives	—	—	6.6	6.6
Legal charges	0.1	0.1	0.6	0.6
Other adjustments	0.9	0.9	3.4	3.4
Tax adjustments	0.3	(3.7)	(4.9)	(8.9)
Adjusted Net Income	$3.2	$4.1	$12.5	$13.4
Weighted average shares outstanding:
Basic	91.1	91.1	90.6	90.6
Diluted	92.1	92.1	92.1	92.1
GAAP Net Loss Per Share
Basic	$(0.72)	$(0.62)	$(1.66)	$(1.56)
Diluted	$(0.72)	$(0.62)	$(1.66)	$(1.56)
Adjusted Earnings Per Share
Basic	$0.04	$0.05	$0.14	$0.15
Diluted	$0.03	$0.04	$0.14	$0.15
(1) Represents the low end of the range of management’s expectations of 2024 fourth quarter and full year 2024 results.
(2) Represents the high end of the range of management’s expectations of 2024 fourth quarter and full year 2024 results.
(3) To determine Adjusted Earnings (Loss) Per Share, or adjusted EPS.

	Three Months Ended December 31, 2024		Twelve Months Ended December 31, 2024
	Low(1)	High(2)	Low(1)	High(2)
Adjusted EBITDA
Net Loss	$(65.7)	$(56.8)	$(150.5)	$(141.6)
Acquisition - amortization of intangible assets	10.0	10.0	41.5	41.5
Depreciation expense	4.7	4.7	17.9	17.9
Goodwill and long-lived asset impairment charges	45.0	41.0	58.8	54.8
Equity compensation	10.9	10.9	49.8	49.8
Real estate optimization(3)	1.7	1.7	7.2	7.2
Transformation initiatives	—	—	6.6	6.6
Legal charges	0.1	0.1	0.6	0.6
Interest expense, net of interest income(4)	(0.1)	(0.1)	0.6	0.6
Other adjustments	0.2	0.2	3.8	3.8
Income tax expense(5)	3.2	(0.8)	3.6	(0.4)
Adjusted EBITDA	$10.0	$10.9	$39.9	$40.8
(1) Represents the low end of the range of management’s expectations of 2024 fourth quarter and full year 2024 results.
(2) Represents the high end of the range of management’s expectations of 2024 fourth quarter and full year 2024 results.
(3) Real estate optimization includes depreciation expense of $0.3 million and $1.6 million for the three and twelve months ended months ended December 31, 2024, respectively,
(4) Derived from interest expense and interest income from the Consolidated Statements of Operations.
(5) Derived from income tax (benefit) from the Consolidated Statement of Operations.
Following is a description of the adjustments made to the preliminary GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Goodwill and long-lived asset impairment charges:
◦For the three months ended December 31, 2024, consists of the impairment of acquired technology intangible assets related to our GeneSight Test.
◦For the twelve months ended December 31, 2024, consists of the impairment of acquired technology intangible assets related to our GeneSight Test and the impairment of assets held for sale related to the sale of the EndoPredict business to Eurobio Scientific.
•Equity compensation – non-cash equity-based compensation provided to Myriad Genetics employees and directors.
•Real estate optimization – costs related to real estate initiatives. These costs include additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah, and South Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities, lease termination gains, net of lease termination losses, impairment charges and other abandonment costs.
•Transformation initiatives – costs related to transformation initiatives including consulting and professional fees.
•Legal charges – one-time legal expenses.
•Other adjustments – other one-time non-recurring expenses including a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, severance, and costs incurred in connection with executive personnel changes.

•Tax adjustments – tax expense (benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States.

Investor Contact
Matt Scalo
(801) 584-3532
IR@myriad.com

Media Contact
Glenn Farrell
(385) 318-3718
PR@myriad.com